Exhibit 99.1

Ariba Reports Results for the First Quarter of Fiscal Year 2006

Company gains traction with on-demand spend management solutions;

adds 30 new customers

SUNNYVALE, Calif., January 23, 2006 — Ariba®, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the first quarter of fiscal year 2006 ended December 31, 2005.

Financial Results

Total revenues for the first quarter of fiscal year 2006 were $76.2 million, as compared to $86.9 million for the first quarter of fiscal year 2005. Software license revenues for the quarter were $6.6 million, as compared to $17.1 million for the first quarter of fiscal year 2005. Subscription and maintenance revenues for the quarter were $31.8 million, as compared to $31.4 million for the first quarter of fiscal year 2005. Services and other revenues for the quarter were $37.8 million, as compared to $38.4 million for the first quarter of fiscal year 2005.

Net loss for the first quarter of fiscal year 2006 was $3.7 million, or $0.06 per share, as compared to a net loss for the first quarter of fiscal year 2005 of $46.8 million, or $0.75 per share. The net loss for the first quarter of fiscal 2006 included charges of $4.8 million for amortization of intangible assets, $8.8 million for stock-based compensation, and $273,000 for restructuring costs. Excluding these items, total non-GAAP expenses for the fourth quarter of fiscal 2005 were $66.0 million, resulting in non-GAAP net income of $10.2 million, or $0.14 per diluted share.

“We continue to transition our business from a software license model to a subscription-based, on-demand model, and we are very pleased with the progress we made during the first quarter,” said Bob Calderoni, CEO, Ariba. “Our strategy is to enable companies of all sizes to realize the benefits of spend management, and this quarter we saw increases in the number of total customer deals and new customers. For years, large enterprises have benefited from our differentiated approach to drive spend management results, and now small to mid-market companies are coming to us as well.”

Customers Validate Growing Market for Spend Management Solutions

Ariba added 30 new customers during the first quarter of fiscal year 2006, as companies continue to seek innovative ways to generate cost savings, improve their margins and accelerate positive bottom-line results. Overall, more than 180 customers in all regions purchased Ariba Spend Management™ solutions, including: Air Products, Alcoa, American Express, Burlington Northern Santa Fe, EADS Deutschland, Hanover Insurance Group, Hewlett-Packard, Medbuy, Pfizer, RTE, Safeway, Target, and Unilever, among others.

On-Demand Solutions Gain Increasing Traction

On November 15, 2005, Ariba announced the on-demand delivery of its spend management solutions and offered customers new pricing and packaging options. Recognizing that successful spend management requires more than just software, Ariba’s solutions combine technology with the knowledge of its more than 400 global commodity experts and the supporting services needed to drive spend management results. Offered on a subscription basis and delivered in flexible packages, Ariba’s on-demand offerings make spend management more affordable, easier to get started, and scalable for companies of all sizes.

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PST / 5:00 p.m. EST to discuss the first quarter of fiscal year 2006 results. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available at approximately 5:00 p.m. PST / 8:00 p.m. EST today through January 30, 2006 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 186819.

# # #

Copyright © 1996 – 2006 Ariba, Inc.

Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Sourcing, Ariba Invoice, Ariba Travel & Expense, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement and Ariba Spend Management Knowledge Base are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed December 7, 2005.

Investor Contact:

John Ederer

Ariba, Inc.

(650) 390-1000

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

2

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2005	September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$69,026	$60,909
Short-term investments	52,122	50,520
Restricted cash	1,744	1,381
Accounts receivable, net	39,322	41,890
Prepaid expenses and other current assets	9,159	10,080

Total current assets	171,373	164,780

Property and equipment, net	17,083	17,999
Long-term investments	1,469	2,731
Restricted cash, less current portion	30,531	31,894
Goodwill	326,101	328,692
Other intangible assets, net	36,750	41,562
Other assets	3,209	2,986

Total assets	$586,516	$590,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,021	$11,031
Accrued compensation and related liabilities	26,902	30,046
Accrued liabilities	26,825	23,461
Restructuring obligations	16,242	18,144
Deferred revenue	41,350	39,548
Deferred income - Softbank	13,569	13,368

Total current liabilities	136,909	135,598

Deferred rent obligations	22,428	22,184
Restructuring obligations, less current portion	64,790	68,356
Deferred revenue, less current portion	19,350	21,056
Deferred income - Softbank, less current portion	10,742	13,925

Total liabilities	254,219	261,119

Stockholders’ equity:
Common stock	145	143
Additional paid-in capital	4,995,121	5,023,965
Deferred stock-based compensation	—	(35,537)
Accumulated other comprehensive income	2,753	3,011
Accumulated deficit	(4,665,722)	(4,662,057)

Total stockholders’ equity	332,297	329,525

Total liabilities and stockholders’ equity	$586,516	$590,644

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2005	2004 (1)
Revenues:
License	$6,622	$17,122
Subscription and maintenance	31,801	31,428
Services and other	37,809	38,379

Total revenues	76,232	86,929

Cost of revenues:
License	568	694
Subscription and maintenance	7,624	7,467
Services and other	31,374	30,690
Amortization of acquired technology and customer intangible assets	4,613	4,700

Total cost of revenues	44,179	43,551

Gross profit	32,053	43,378

Operating expenses:
Sales and marketing	18,610	26,786
Research and development	11,953	12,847
General and administrative	8,818	9,455
Other income - Softbank	(3,401)	—
Amortization of other intangible assets	200	185
Restructuring and integration costs	273	1,817
Litigation provision	—	37,000

Total operating expenses	36,453	88,090

Loss from operations	(4,400)	(44,712)
Interest and other income, net	889	2,615

Loss before income taxes and minority interests	(3,511)	(42,097)
Provision for income taxes	154	4,639
Minority interests in net income of consolidated subsidiaries	—	16

Net loss	$(3,665)	$(46,752)

Net loss per share - basic and diluted	$(0.06)	$(0.75)
Weighted average shares - basic and diluted	65,322	62,707

(1)	The Company has made certain reclassifications to prior year amounts to conform to the current year presentation, none of which affected net loss or net loss per share.

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,			Three Months Ended December 31,
	2005 Reported	Adj	2005 Non- GAAP	2004 Reported	Adj	2004 Non- GAAP
Revenues:
License	$6,622	$—	$6,622	$17,122	$—	$17,122
Subscription and maintenance	31,801	—	31,801	31,428	—	31,428
Services and other	37,809	—	37,809	38,379	—	38,379

Total revenues	76,232	—	76,232	86,929	—	86,929

Cost of revenues:
License	568	—	568	694	—	694
Subscription and maintenance (2)	7,624	(504)	7,120	7,467	(231)	7,236
Services and other (2)	31,374	(2,017)	29,357	30,690	(922)	29,768
Amortization of acquired technology and customer intangible assets (3)	4,613	(4,613)	—	4,700	(4,700)	—

Total cost of revenues	44,179	(7,134)	37,045	43,551	(5,853)	37,698

Gross profit	32,053	7,134	39,187	43,378	5,853	49,231

Operating expenses:
Sales and marketing (2)	18,610	(2,738)	15,872	26,786	(2,113)	24,673
Research and development (2)	11,953	(1,596)	10,357	12,847	(445)	12,402
General and administrative (2)	8,818	(1,953)	6,865	9,455	(667)	8,788
Other income - Softbank	(3,401)	—	(3,401)	—	—	—
Amortization of other intangible assets (3)	200	(200)	—	185	(185)	—
Restructuring and integration costs (4)	273	(273)	—	1,817	(1,817)	—
Litigation provision (5)	—	—	—	37,000	(37,000)	—

Total operating expenses	36,453	(6,760)	29,693	88,090	(42,227)	45,863

(Loss) income from operations	(4,400)	13,894	9,494	(44,712)	48,080	3,368
Interest and other income, net	889	—	889	2,615	—	2,615

(Loss) income before income taxes and minority interests	(3,511)	13,894	10,383	(42,097)	48,080	5,983
Provision for income taxes	154	—	154	4,639	—	4,639
Minority interests in net income of consolidated subsidiaries	—	—	—	16	—	16

Net (loss) income	$(3,665)	$13,894	$10,229	$(46,752)	$48,080	$1,328

Net (loss) income per share - basic and diluted
Basic	$(0.06)		$0.16	$(0.75)		$0.02
Diluted	$(0.06)		$0.14	$(0.75)		$0.02
Weighted average shares
Basic	65,322		65,322	62,707		62,707
Diluted	65,322		72,456	62,707		65,954

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP measures of net income and earnings per share, which exclude certain expenses that we believe are helpful in understanding our past financial performance and prospects for the future. Management uses the non-GAAP financial results as one factor in its planning and forecasting of future periods. The non-GAAP financial results are presented here with the intent of providing additional information about our operating results and trends. We believe the non-GAAP measures are useful in that they enable investors to compare our results to our performance in prior periods. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP. Investors should be aware that non-GAAP measures have inherent limitations and should be read only on conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Non-GAAP adjustment respresents stock-based compensation associated with stock options and restricted shares issued to executive officers and employees.
(3)	Non-GAAP adjustment represents the amortization of intangible assets in connection with our acquisitions.
(4)	Non-GAAP adjustment primarily reflects severance and related benefits.
(5)	Non-GAAP adjustment represents the provision from the settlement of our patent infringement litigation.